UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2003

ASYST TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-22430 (Commission File No.)	94-2942251 (IRS Employer Identification No.)

48761 Kato Road
Fremont, California 94538
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 661-5000

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
ASYST TECHNOLOGIES, INC. PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
ASYST TECHNOLOGIES, INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
ASYST TECHNOLOGIES, INC. PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
ASYST TECHNOLOGIES, INC. NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SIGNATURES
EXHIBIT INDEX

     The purpose of this Current Report on Form 8-K/A is to amend the Registrant’s Current Report on Form 8-K, dated February 11, 2003 and filed with the Securities and Exchange Commission on February 13, 2003, relating to the sale of Registrant’s wafer and reticle carrier product lines to Entegris, Inc. This Report amends and restates the information provided under Item 7.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(b)  Pro forma financial information.

     The following unaudited pro forma condensed consolidated balance sheet assumes that the sale of the wafer and reticle carrier product lines occurred on December 31, 2002. The following unaudited pro forma condensed consolidated statements of operations for the nine month period ended December 31, 2002 and year ended March 31, 2002 assume that the sale occurred on April 1, 2001.

     In addition, in August 2002, the Company’s Board of Directors approved a plan to discontinue operations of two of the Company’s subsidiaries, Advanced Machine Programming, Inc. (“AMP”) and SemiFab, Inc. (“SemiFab”). Accordingly, these businesses are being held for sale and accounted for as discontinued operations. The historical results for the year ended March 31, 2002 do not reflect these discontinued operations and additional pro forma adjustments have been made to reflect this disposal. No pro forma adjustment for the discontinuance of AMP and SemiFab has been made for the nine months ended December 31, 2002 as the transaction has already been reflected in the Company’s historical results. Refer to the Company’s 10-Q for the quarterly period ended December 31, 2002 for additional information on these discontinued operations.

     The pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have occurred had the sale been effected for the periods indicated nor is it indicative of the future operating results or financial position of the Company.

     The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K.

ASYST TECHNOLOGIES, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AT DECEMBER 31, 2002
(Unaudited; in thousands)

		Pro Forma
		Sale of Wafer and
		Reticle Carrier			Pro Forma
	As Reported	Product Lines			Amounts

ASSETS
Current assets:
Cash and cash equivalents	$60,133	$38,000	(2a	)	$98,133
Restricted cash and cash equivalents	2,836				2,836
Short-term investments	14,000				14,000
Accounts receivable, net	93,696				93,696
Inventories	16,269	(1,817)	(2a	)	14,452
Prepaid expenses and other	11,232	750	(2a	)	11,982

Total current assets	198,166				235,099

Property and equipment, net	33,255	(3,849)	(2a	)	29,406
Goodwill	37,106				37,106
Intangible assets, net	84,992				84,992
Other assets	21,678	(100)	(2a	)	21,578
Assets of discontinued operations	8,985				8,985

Total assets	$384,182				$417,166

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term loans and notes payable	$20,557				$20,557
Current portion of long-term debt and finance leases	1,199				1,199
Accounts payable	44,029				44,029
Accrued liabilities and other	54,820	3,949	(2a	)	58,769
Deferred revenue	4,430				4,430

Total current liabilities	125,035				128,984

Long-term debt and finance leases, net of current portion	115,297				115,297
Other long-term liabilities	11,434				11,434
Liabilities of discontinued operations	2,990				2,990

Total liabilities	254,756				258,705

Minority shareholders’ interest	63,175				63,175
Shareholders’ equity:
Common stock	325,857				325,857
Accumulated other comprehensive income	2,207				2,207
Accumulated deficit	(261,813)	29,035	(2a	)	(232,778)

Total shareholders’ equity	66,251				95,286

Total liabilities and shareholders’ equity	$384,182				$417,166

The accompanying notes are an integral part of these condensed consolidated financial statements.

ASYST TECHNOLOGIES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED DECEMBER 31, 2002
(Unaudited; in thousands, except per share amounts)

		Pro Forma
		Sale of Wafer and
		Reticle Carrier			Pro Forma
	As Reported	Product Lines			Amounts

Net sales	$199,807	$(29,244)	(2b	)	$170,563
Cost of sales	135,955	(13,892)	(2b	)	122,063

Gross profit	63,852				48,500

Operating expenses:
Research and development	31,510	(1,070)	(2b	)	30,440
Selling, general and administrative	54,346	(1,369)	(2b	)	52,977
Amortization of acquired intangible assets	9,273				9,273
Restructuring charges	7,019				7,019
Asset impairment charges	15,519				15,519
In-process research and development costs of acquired businesses	7,834				7,834

Total operating expenses	125,501				123,062

Operating income/(loss)	(61,649)				(74,562)
Other income (expense), net	(5,228)				(5,228)

Loss from continuing operations before income taxes and minority interest	(66,877)				(79,790)
Provision (benefit) for income taxes	58,628				58,628

Income/(Loss) from continuing operations before minority interest	(125,505)				(138,418)
Minority interest	(4,824)				(4,824)

Loss from continuing operations	$(120,681)				$(133,594)

Basic and diluted income/(loss) per common share from
continuing operations	$(3.23)				$(3.58)

Weighted average number of common shares outstanding – basic and diluted	37,316				37,316

The accompanying notes are an integral part of these condensed consolidated financial statements.

ASYST TECHNOLOGIES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE FISCAL YEAR ENDED MARCH 31, 2002
(Unaudited; in thousands, except per share amounts)

					Pro Forma
		Discontinued			Sale of Wafer and
		Operations of AMP			Reticle Carrier			Pro Forma
	As Reported	and SemiFab			Product Lines			Amounts

Net sales	$193,953	(10,718)	(2c	)	$(28,929)	(2b	)	$154,306
Cost of sales	160,133	(17,827)	(2c	)	(22,627)	(2b	)	119,679

Gross profit	33,820							34,627

Operating expenses:
Research and development	40,071	(1,062)	(2c	)	(1,987)	(2b	)	37,022
Selling, general and administrative	80,536	(4,273)	(2c	)	(1,342)	(2b	)	74,921
Amortization of acquired intangible assets	14,373	(7,295)	(2c	)				7,078
Restructuring charges	60,354	(37,813)	(2c	)				22,541
Asset impairment charges	26,121							26,121
In-process research and development costs of acquired businesses	2,000							2,000

Total operating expenses	223,455							169,683

Operating income/(loss)	(189,635)							(135,056)
Other income (expense), net	(4,002)	546	(2c	)				(3,456)

Loss from continuing operations before income taxes	(193,637)							(138,512)
Provision (benefit) for income taxes	(44,720)	6,694	(2c	)	(981)	(2b	)	(39,007)

Loss from continuing operations	$(148,917)							$(99,505)

Basic and diluted income/(loss) per common share
from continuing operations	$(4.21)							$(2.81)

Weighted average number of common shares outstanding – basic and diluted	35,373							35,373

     The accompanying notes are an integral part of these condensed consolidated financial statements.

ASYST TECHNOLOGIES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	On February 11, 2003, the Company completed the sale of its wafer and reticle carrier product lines (“WRC”) to Entegris, Inc. (“Entegris”) for approximately $38.8 million plus future royalties. At the close of the transaction, the Company received $38 million in cash and will receive an additional $0.8 million upon the settlement of certain escrow provisions. Transaction expenses primarily include expected costs of $2.4 million related to the transfer of the manufacturing process from a subcontractor and other costs for financial advisors, legal and accounting. Entegris purchased the assets of WRC and assumed certain external liabilities as a result of the disposition. A summary of the transaction is as follows:

Cash and escrowed cash due from Entegris	$38,750
Less: Net assets	(5,766)
Estimated transaction expenses	(3,949)

Estimated net gain on sale	$29,035

          Asyst currently estimates that it will not pay income tax as a result of the sale of WRC after utilization of net operating loss carryforwards and certain tax credits.

2.	The following pro forma adjustments have been prepared to reflect the following:

     a.     The pro forma condensed balance sheet reflects the effects of the sale of WRC as if it had been consummated on December 31, 2002 and includes the transfer of all related assets, liabilities, transaction costs and related gain on disposition.

          Transaction expenses consist principally of manufacturing transition fees to be paid by the Company, fees to the Company’s financial advisors and certain legal and accounting fees. A summary of transaction fees is as follows:

Product transition costs to be paid by the Company	$2,420
Fees to financial advisors	951
Legal, accounting and other fees	206
Tool completion costs to be paid by the Company	372

Total transaction costs	$3,949

     b.     The pro forma condensed statements of operations for the fiscal year ended March 31, 2002 and for the nine months ended December 31, 2002 assume the sale of WRC has been consummated on April 1, 2001. No adjustment has been made for potential royalties that the Company may have obtained during these periods under terms of the agreement or for interest that may have been received on the cash proceeds. Following the close of the sale of WRC, the Company will no longer have revenues related to sales of the WRC products to third party customers. The pro forma condensed statements of operations have been adjusted to eliminate the net revenues and expenses which the Company believes (i) are directly attributable to the WRC product lines and (ii) will not continue after the completion of the sale of WRC.

     c.     The pro forma condensed consolidated statement of operations for the fiscal year ended March 31, 2002 is adjusted to eliminate operating results from the Company’s AMP and SemiFab subsidiaries, as these subsidiaries are now classified as discontinued operations. The pro forma condensed consolidated statement of operations for the nine months ended December 31, 2002 is not adjusted for these discontinued operations as the Company has already reclassified their results in its financial statements filed on Form 10-Q during the period. The pro forma consolidated condensed financial statements should be read in conjunction with the unaudited condensed consolidated financial statements and notes thereto included in the Company’s quarterly report on Form 10-Q for the quarterly period ended December 31, 2002.

     (c)  Exhibits.

     The following exhibits are filed with this document:

Exhibit Number	Description

99.1*	Press Release titled “Asyst Technologies Updates Guidance for Fourth Fiscal Quarter Following Sale of Product Lines to Entegris” dated February 11, 2003.

99.2*	Press Release titled “Entegris Acquires Silicon Wafer and Reticle Carrier Product Lines from Asyst Technologies” dated February 11, 2003.

     *     Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, dated February 11, 2003, as filed with the Securities and Exchange Commission on February 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASYST TECHNOLOGIES, INC.

Dated: February 26, 2003	By:	/s/ Geoffrey G. Ribar

Geoffrey G. Ribar, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release titled “Asyst Technologies Updates Guidance for Fourth Fiscal Quarter Following Sale of Product Lines to Entegris” dated February 11, 2003.

99.2*	Press Release titled “Entegris Acquires Silicon Wafer and Reticle Carrier Product Lines from Asyst Technologies” dated February 11, 2003.

     *     Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, dated February 11, 2003, as filed with the Securities and Exchange Commission on February 13, 2003.